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                                                                       Exhibit J


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Trust - Domestic Equity Funds dated March 12, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 51 and Amendment No. 53 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                 /s/ ARTHUR ANDERSEN LLP
                                                 ----------------------------
                                                 ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 8, 1999